Filed Pursuant to Rule 424(b)(3)

                                                                                                                File No. 333-176684

Filed May 24, 2012

Prospectus

HAVANA FURNISHINGS INC.

Shares of Common Stock

2,000,000 Minimum - 4,000,000 Maximum

            There has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority. In order to be listed on the Bulletin Board, we must secure a market maker who will file a Form 211 with FINRA on our behalf, of which there is no assurance that we will ever be able to secure a market maker to perform this task. There is no assurance that the shares will ever be quoted on the Bulletin Board.

            This offering will begin on the effective date of this registration statement.  That date is set forth below as “The date of this prospectus is May 24, 2012” and will terminate 270 days later on February 18, 2013, or on the date the maximum number of shares are sold, which ever date is earlier.

            We are offering up to a total of 4,000,000 shares of common stock in a direct public offering; 2,000,000 shares minimum, 4,000,000 shares maximum, without any involvement of underwriters or broker-dealers.  The offering price is fixed at $0.015 per share and will remain fixed at $0.015 per share throughout the offering.  Funds from this offering will be placed in a separate bank account at Bank of America, 701 Brickell Avenue, Miami, Florida 33131; the telephone number is 305-347-5007.  There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate non-interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Haisam Hamie, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days.  The funds will be maintained in the separate bank until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  In the event that 2,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without a deduction of any kind.   We define “promptly” as a period of up to three business days.  We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.

            There are no minimum purchase requirements.

            Our common stock will be sold by Haisam Hamie, our sole officer and director. Mr. Hamie will not receive any commissions or proceeds from the offering for selling shares on our behalf.

            We are an “emerging growth company” under the federal securities laws. Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors for our products and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

All of the estimated expenses of the offering have been paid out of the funds received by the initial investment of our sole officer and director for the purchase of our restricted common stock. The expected net proceeds to us if the minimum and maximum shares are sold are as follows:

Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.015	$0.00	$0.015
Per Share - Maximum	$0.015	$0.00	$0.015
Minimum	$30,000	$0.00	$30,000
Maximum	$60,000	$0.00	$60,000

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

            Subject to Completion: The date of this prospectus is May 24, 2012.

SUMMARY OF OUR OFFERING

Our business

            We are a start-up (development stage) company. We are a company without revenues or operations. Upon commencing operations, we will develop a website that will offer to the public restaurant and bar furnishings and accessories from Asia to retail customers in Panama at wholesale prices.  We have not generated any revenues as our business is currently not operational and we have not begun to implement our business plan except for the reservation of our domain   name (www.havanafurnishings.com) and the development of a business plan. We believe that we will be able to begin operations and operate for the next 12 months if we raise the minimum amount from this offering.

            Our principal executive office is located at 122B Edificio Ultramar Plaza. Apt. #4A 47th Street Panama City, Panama. Our telephone number is (507) 269-1315 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is July 31.

The offering

            Following is a brief summary of this offering:

Securities being offered	Minimum 2,000,000 to maximum 4,000,000 shares of common stock, par value $0.00001.
Offering price per share, fixed	$0.015
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$30,000 assuming the minimum number of shares is sold. $60,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	4,000,000
Number of shares outstanding after the offering if all of the shares are sold	8,000,000

Selected financial data

            The following audited financial information summarizes the more complete historical financial information derived from our audited financial statements found at the end of this prospectus.

	As of January 31, 2012 (Unaudited)	As of July 31, 2011 (Audited)
Balance Sheet
Total Assets	$1,937	$8,000
Total Liabilities	$5,880	$1,000
Stockholders’ Equity (Loss)	$(3,943)	$7,000

Period from
	For The	July 15, 2011
	Six Months Ended	(date of inception)
	January 31, 2012	to July 31, 2011
	(Unaudited)	(Audited)
Income Statement
Revenue	$-	$-
Total Expenses	$10,943	$8,000
Net Loss	$(10,943)	$(8,000)

Blank Check Issue

            We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer unique furniture and accessories from Europe and Asia to retail customers at wholesale prices by ordering online. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

            We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

            Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with HAVANA FURNISHINGS INC.

1. BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION AND BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL NOT LOAN ANY ADDITIONAL MONEY TO US, WE HAVE TO COMPLETE THIS OFFERING TO COMMENCE OPERATIONS. IF WE DO NOT COMPLETE THIS OFFERING, WE WILL NOT START OUR OPERATIONS.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2. WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on July 15, 2011 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have incurred losses of $18,943 as of January 31, 2012. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of our public offering
*	establishing our website
*	source out purveyors for our products and secure clients to buy our products
*	our ability to attract clients who purchase our products
*	our ability to generate revenues through the sale of our products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

3. WE DO NOT HAVE ANY CLIENTS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE OBTAIN CLIENTS, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

4. WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THE FUTURE TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $30,000 is raised, this amount will enable us, after paying the expenses, to begin operations. It will also enable us to initiate development on our website, begin the gathering of information for our database, and initiate the development of our marketing program. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5. WE WILL BE DEPENDENT ON SUPPLIERS FOR THE SUPPLY OF OUR PRODUCTS, MAKING US VULNERABLE TO SUPPLY PROBLEMS AND PRICE FLUCTUATIONS, WHICH COULD CAUSE US TO FAIL TO MEET THE DEMANDS OF OUR CUSTOMERS AND COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS TO THE EXTENT WE WERE UNABLE TO FIND REPLACEMENT SUPPLIERS.

            We will be depending on suppliers from China and Europe, of which we have yet to identify or secure any agreements with, to provide us with products that we will resell on our website once operational. These suppliers, when contracted, will provide us with the products that we will offer for sale on our retail website. In addition, they will provide the Company with drop shipping services to fulfill any orders we may receive from our retail site. If we fail to negotiate acceptable terms and are not able to formalize strategic alliances with the suppliers, we may have to suspend or cease operations until alternative supply arrangements are secured which could, in the short term, adversely affect our financial results.

6. BECAUSE OUR PROFIT MARGIN WILL DEPEND SOLELY ON THE PRICE WE PURCHASE THE PRODUCT FROM OUR SUPPLIERS FOR, IT WILL BE DIFFICULT TO DETERMINE HOW MUCH INVENTORY WE WILL NEED TO SELL IN ORDER TO BECOME PROFITABLE. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

Because our profit margin will depend solely on the price we purchase the product from our suppliers for, it will be difficult to determine how much inventory we will need to sell in order to become profitable. Profitability will be difficult to determine and will be dependent upon prices we are able to negotiate with suppliers. If we fail to negotiate acceptable terms for products and are not able to formalize strategic alliances with the suppliers, we may have to suspend or cease operations until alternative supply arrangements are secured.

7. BECAUSE WE ARE SMALL AND HAVE MINIMAL CAPITAL, WE MUST LIMIT MARKETING OF OUR PRODUCTS TO POTENTIAL KNOWN CLIENTS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and do not have much capital, we must limit marketing our products. The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy our products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

            8.  AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

           9.  IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MIGHT BE UNABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD; IN THAT CASE, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND COULD NEGATIVELY IMPACT THE PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We are not currently required to comply with the Securities and Exchange Commission, or SEC, rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to disclose changes made in our internal control procedures on a quarterly basis. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

The process of implementing our internal controls and complying with Section 404 will be expensive and time consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, if applicable, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

10. BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CLIENTS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 6 hours per week or 15% of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our sole officer and director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

11. BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director, Mr. Haisam Hamie. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. Haisam Hamie has no formal training in financial accounting matters, he has been reviewing the financial statements that have been prepared by Executive Consulting Services, our bookkeeper, and are included in this prospectus. Executive Consulting Services (ECS) is our bookkeeper and EDGAR filing agent. ECS is not responsible for setting company policies. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. If he does not have sufficient expertise, he may be incapable of creating and implementing the controls which may subject us to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

12. IF HAISAM HAMIE, OUR PRESIDENT AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER WHICH COULD RESULT IN OUR OPERATIONS BEING SUSPENDED OR CEASING ENTIRELY. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

Haisam Hamie is our sole officer and director. We are extremely dependent upon him to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

13. A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE EFFECT ON OUR OPERATIONS AND WILL CAUSE US TO CEASE DOING BUSINESS.

Our future operations will depend entirely on the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

14. U.S. FEDERAL REGULATIONS REQUIRE THAT ANY COMPUTER SOFTWARE USED WITHIN THE UNITED STATES CONTAIN A 128-BIT ENCODING ENCRYPTION, WHILE ANY COMPUTER SOFTWARE EXPORTED TO A FOREIGN COUNTRY CONTAIN A 40-BIT ENCODING ENCRYPTION.

            U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. Although we will be using a 128-bit encoding encryption for our website transactions, there is no assurance that such security precautions will be successful, if they are not, we will have to cease operations and you will lose your investment.

15. WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE. BECAUSE WE DO NOT HAVE ANY INSURANCE, IF WE ARE MADE A PARTY OF A PRODUCTS LIABILITY ACTION, WE MAY NOT HAVE SUFFICIENT FUNDS TO DEFEND THE LITIGATION.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us, which could cause us to cease operations. If that happens, you will lose your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

16. BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION OR OUR SOLE OFFICER AND DIRECTOR MISAPPROPRIATES THE FUNDS FOR HIS OWN USE, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the money we raise. As such, he could withdraw the funds without your knowledge for his own use. If that happens, you will lose your investment.

17. BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. Our company has not applied for its common stock to be quoted on any exchange or electronic trading system and may never do so. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

18. BECAUSE WE MAY ISSUE ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK, YOUR INVESTMENT COULD BE SUBJECT TO SUBSTANTIAL DILUTION.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common or preferred stock. In the future, if we sell more common or preferred stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

            19. Since our headquarters are located in Panama and our assets and key personnel are located in Panama, you may not be able to enforce any judgment which has been awarded in a United States court of law against the Company, the Company’s assets, key personnel or experts, or employees of the Company.

            While we are organized under the laws of Nevada, our headquarters, assets, and sole officer and director are located outside the United States.  As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments awarded under United States federal securities laws.  In addition, a Panama court may not permit you to bring an original action against the Company in Panama or to enforce in Panama a judgment of a United States court based upon civil liability provisions of United States federal securities laws.

20. BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF THE SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

            Our offering is being made on a self-underwritten $30,000 minimum, $60,000 maximum basis. The table below sets forth the use of proceeds if $30,000, $45,000 or $60,000 of the offering is sold.

$30,000	$45,000	$60,000

Gross proceeds Offering expenses Net proceeds	$ $ $	30,000 0 30,000	$ $ $	45,000 0 45,000	$ $ $	60,000 0 60,000

            The net proceeds will be used as follows:

Legal and Professional fees Website development Database Marketing and advertising Establishing an office Salaries Filing Fees with Local Regulatory Agencies Travel Working capital	$ $ $ $ $ $ $ $ $	5,000 5,000 2,000 2,000 1,000 0 1,500 5,000 8,500	$ $ $ $ $ $ $ $ $	5,000 5,000 2,500 5,000 2,500 0 1,500 10,000 13,500	$ $ $ $ $ $ $ $ $	5,000 7,000 5,000 5,000 3,000 10,000 1,500 10,000 13,500

            All of the estimated expenses of the offering have been paid out of the funds received by the initial investment of our sole officer and director for the purchase of our restricted common stock.

            We believe that if we raise the minimum amount from our public offering we will be able to remain in compliance with our reporting requirements for the next twelve months and begin operations. Legal fees are for the review of our periodic reports; accounting fees are estimated for three reviews of our financial statements and an audit. Consulting fees are for a consultant to prepare our periodic reports and advise us on compliance matters and the transfer agent fees consist of establishing initial set-up fees and the printing of the corporate share certificates.

            We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to develop a more sophisticated website; a stronger marketing and advertising campaign; and, provide for additional working capital.

            We will spend between $5,000 and $7,000 for the preparation of our website which includes the cost of content creation and links to and from our website. The more funds that are able to be allocated to the creation of our website will provide for a more sophisticated site with additional tabs, pages and enhanced features. Additionally, more funds will allow for regular updates to be done by our hosting provider.

            We intend to develop and maintain a database of suppliers and customers. The estimated cost to develop and maintain the database is between $2,000 and $5,000.

 Marketing and advertising will be focused on promoting our products to the public.  We also intend to print sales material for distribution in newspapers and magazines. The cost of developing the campaign is estimated to cost between $2,000 and $5,000.  If we raise the minimum, we will plan to concentrate more on advertising through newspapers, flyers, and other physical printed mediums. We will allocate more funds to online advertising as well as printed material if the maximum dollar amount is raised in the offering. See “Marketing” subsection of the Business section for a detailed description of our marketing and advertising outline.

We intend to use the president’s home initially as our office on a rent free basis. If we raise only the minimum, we will purchase a computer and set up communication lines in Mr. Hamies’ home to facilitate sales from his home office. If we raise the maximum in our offering we will establish an outside physical office.

            As a foreign corporation conducting business in Panama, we must file the following documents at the Public Registry Office:

  A notarized Spanish translation of the Articles of Incorporation;
  Board of Directors minutes authorizing the Panamanian registration;
  Copies of the most recent financial statements;
  A certificate from a Panamanian Consul confirming that the Company is organized according to the law of its place of incorporation; and
  Notification of the transfer of capital to the Panamanian operation.

Regardless of if we raise the minimum or the maximum is raised in our offering we will spend $1,500 from the proceeds of the offering to file the aforementioned documents with the Public Registry Office of Panama so we are able to comply with the regulations of the country in which we are operating in.

            Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

            The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

            Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

             As of January 31, 2012 the net tangible book value of our shares of common stock was approximately $(4,000) or approximately $(0.001) per share based upon 4,000,000 shares outstanding.

If 4,000,000 (100%) of the Shares Are Sold:

            Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares (4,000,000 shares outstanding prior to this offering plus 4,000,000 shares from this offering) to be outstanding will be $56,000 (current net tangible book value of approximately $(4,000) plus the net proceeds from this offering of $60,000) or approximately $0.007 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.008 per share to $0.007 per share without any additional investment on his part. You will not incur any dilution but rather experience a gain of $0.008 from $(0.001) per share to $0.007 per share.

            After completion of this offering, if 4,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.015 per share. Our existing stockholder will own approximately 50.00% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or approximately $0.004 per share.

If 3,000,000 Shares Are Sold:

            Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 7,000,000 shares (4,000,000 shares outstanding prior to this offering plus 3,000,000 shares from this offering) to be outstanding will be $41,000 (current net tangible book value of approximately $(4,000) plus the net proceeds from this offering of $45,000), or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.007 per share without any additional investment on his part. You will incur an immediate dilution from $0.015 per share to $0.006 per share.

            After completion of this offering, if 3,000,000 shares are sold, you will own approximately 42.86% of the total number of shares then outstanding for which you will have made cash investment of $45,000, or $0.015 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or approximately $0.004 per share.

If the Minimum Number of the Shares Are Sold:

            Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares (4,000,000 shares outstanding prior to this offering plus 2,000,000 shares from this offering) to be outstanding will be $26,000 (current net tangible book value of approximately $(4,000) plus the net proceeds from this offering of $30,000), or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.005 per share. You will incur an immediate dilution from $0.015 per share to $0.004 per share.

            After completion of this offering, if 2,000,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.015 per share. Our existing stockholder will own approximately 66.66% of the total number of shares then outstanding, for which he has made contributions of cash totaling $15,000 or approximately $0.004 per share.

            The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.004
Net tangible book value per share before offering	$(0.001)
Net tangible book value per share after offering	$0.007
Increase to present stockholder in net tangible book value per share
after offering	$0.004
Capital contributions	$15,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.015
Dilution per share	$0.008
Capital contributions	$60,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing stockholder	20%
Percentage of capital contributions by new investors	80%
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.015
Dilution per share	$0.009
Capital contributions	$45,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing stockholder	25%
Percentage of capital contributions by new investors	75%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if the Minimum Number of Shares Sold

Price per share	$0.015
Dilution per share	$0.011
Capital contributions	$30,000
Percentage of capital contributions by existing stockholder	40%
Percentage of capital contributions by new investors	60%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

            There is currently no market for any of our shares, and we cannot give any assurance that the shares offered will ever have a market value. If or when, a secondary market develops, there is still no assurance that you will be able to resell your shares at the offered price should it develop. A public market for our securities may not be sustained even if developed in the future.

            We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, and 4,000,000 shares maximum basis. The offering price is fixed at $0.015 per share and will remain fixed at $0.015 throughout the offering. Funds from this offering will be placed in a separate bank account at Bank of America, 701 Brickell Avenue, Miami, Florida 33131; the telephone number is 305-347-5007. The funds will be maintained in the separate bank account until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing savings account under our control where we have segregated your funds.   Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately be used by us.

            If we do not receive the minimum amount of $30,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind. We will return your funds to you in the form of a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	an extension of the date by which we must sell the minimum number of shares;
*	change in the use of proceeds;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

            If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds. We do not, however, plan on changing any of the aforementioned material terms of this offering.

            We will sell the shares in this offering through Haisam Hamie, our sole officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

            1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

            2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

            3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

            4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

            Haisam Hamie is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

            Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Hamie will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

            Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

            We intend to sell the shares in this offering outside the United States to non-US residents. No shares of our common stock offered in this offering will be sold inside the United States of America.

Section 15(g) of the Exchange Act

            Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

            Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

            Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

            Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

            Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

            Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

            Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

            Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

            This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

            If you decide to subscribe for any shares in this offering, you must

1. 2.	execute and deliver a subscription agreement deliver a check or certified funds to us for acceptance or rejection.

            All checks for subscriptions must be made payable to HAVANA FURNISHINGS INC.

Right to Reject Subscriptions

            We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

            This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words which, by their nature, refer to future events.   You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

            We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of products to sell and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

            To meet our need for cash we are attempting to raise money from this offering.   We cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.   If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy.  If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

            If we raise less than the maximum amount and need more money, we will have to revert to obtaining additional money as described in this paragraph.  Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

            Upon completion of our public offering, our specific goal is to profitably sell products on our Internet website to the public.  We intend to accomplish the foregoing by the following milestones:

1.

Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, if we raise more than the minimum, we will begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. Our president has agreed to allow us to use his office space rent-free if only the minimum is raised. In that case, we will spend $1,000 of the proceeds to purchase a computer and set up communication lines such as phone and internet to facilitate sales. If more than the minimum is raised between $2,500 and $3,000 will be spent on setting up an independent office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

Once our office is established, which we said should be 30 days after completing our offering, we intend to hire a web designer to begin development of the website. Locating a website designer and developing our website should take approximately 30- 90 days. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As we locate customers and as our customer database expands, we will have to be continually upgrading the website. This promotion will be ongoing through the life of our operations.

4.

Approximately 90-120 days after we complete our public offering, we intend to promote our products through traditional sources such as local food and restaurant publications, letters, emails, flyers and mailers. We intend to promote our products to restaurants and bars in Panama City initially. We will aggressively court contacts provided by our president, Haisam Hamie. We believe that it will cost a minimum of $2,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5.	Within 120-180 days from the initial launch of our marketing program, we believe that we will begin generating income from the sale of our products.

In summary, we should implement our business plan and expect to be engaging clients within 90-120 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

The above mentioned milestones and timelines will be dependent upon the availability of our sole officer and director.  Haisam Hamie is entirely responsible for our day-today operations. Establishing an office will take time as Mr. Hamie will need to locate an appropriate facility which will be determined by the total amount raised in the offering; additionally, he will have to make arrangements for telephone and other communication lines to be established, and offices supplies will need to be procured. Once the office is fully operational, Mr. Hamie can then turn his attention to retaining a web developer.

            We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website.  This will happen once we negotiate agreements with one or two suppliers of products and start advertising products on our website.

            If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not have any plans to do anything else.

            On July 15, 2011, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year.  ECS provides administrative, compliance, accounting, and SEC reporting support for the operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company's bookkeeper, and is an EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company's president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

Limited operating history; need for additional capital

            There is no historical financial information about us upon which to base an evaluation of our performance.  We are a start-up (development stage) company and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

            To meet our need for cash we are attempting to raise money from this offering.   We cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.   If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy.  If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

            We are seeking equity financing to provide for the capital required to implement our operations.  Equity financing could result in additional dilution to our existing stockholder.

Results of operations

From Inception on July 15, 2011 to January 31, 2012

            During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared the business plan included in this registration statement.  We have reserved the domain name “www.havanafurnishings.com.”  Our net loss since inception is $18,943 comprised of legal, accounting, and consulting fees.  We have not started our proposed business operations and will not do so until we have completed this offering.

            Since inception, we sold 4,000,000 shares of common stock to our sole officer and director for $15,000.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.  Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months.

            We issued 4,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  This was accounted for as a sale of common stock.

            As of January 31, 2012, our total assets were $1,937 consisting entirely of cash and our total liabilities were $5,880 comprised entirely of accounts and related party payables.

            To meet our short term cash needs, we are offering on a 2,000,000 minimum, 4,000,000 maximum shares of common stock at $0.015 per share, through a public offering. If we raise the minimum amount from the offering, the net proceeds to us will be $30,000 which we believe will be enough to begin operations and sustain our cash needs for the next 12 months.

             We believe that we will need an additional $25,000 per year after our initial 12 month period to maintain minimal operations. While this amount will be enough to support basic operations and compliance with regulatory agencies, it will not be enough to promote growth.  If we are not able to generate revenue and operating profitably during that time, we may need to find alternative sources of cash, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations long term.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we begin to generate profits after that time, we will use the profits to further develop our business as indicated in our Use of Proceeds section.  Additionally, we refer to the Plan of Operations section in this prospectus for additional information.

            On July 15, 2011, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year.  ECS provides administrative, compliance, accounting, and SEC reporting support for the operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company's bookkeeper, and is an EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company's president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K. We will use the proceeds from the offering to pay ECS for its consulting services.

DESCRIPTION OF BUSINESS

General

            We were incorporated in the State of Nevada on July 15, 2011. Upon completion of our offering, we will develop a website (www.havanafurnishings.com) that will offer to the public restaurant and bar furnishings and accessories from Asia to retailer customers in Panama.  We have not generated any revenues and the only operations we have engaged in are the reservation of the domain name (www.havanafurnishings.com) as well as the development of a business plan.

            We will be an online business. We will generate revenues from the sales of our products that can be purchased from our online catalogue. The items can be paid for in advance and the products will be shipped directly to the customer. Our early stage expenses are listed in the Use of Proceeds section. Our longer term expenses, in addition to maintaining our general office expenses, will be mainly marketing our business and products. Our profitability will be dependent upon how much we raise through our offering. Any revenue that is generated beyond what has been allocated in our Use of Proceeds section would be considered a profit. Our profit margin will depend solely on the price we purchase the product from our suppliers for. This will be difficult to determine and will be dependent upon what we can negotiate with suppliers. China is a very competitive country for manufacturing and as a result, has a massive amount of wholesalers and distributers all competing with each other. Our objective is to attend these exhibitions and shows, to identify and interview the many different manufacturers then pick and choose the ones that will offer us the highest quality products at the lowest prices.

            We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change.

            We have not begun operations and will not begin operations until we completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

            We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer unique furniture and accessories from Europe and Asia to retail customers at wholesale prices by ordering online. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

            We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

Products

            Our principal business objective is to sell restaurant and bar furnishings and accessories online to the public at wholesale prices primarily in Panama. We will cater to new restaurants and bars that are just starting up along with older restaurants and bars that are looking to renovate. We will have a couple of options for our clients to choose from. Option #1 will involve the client picking a pre-made design of furnishing for their restaurant or bar from our online catalogue or they can mix and match different items from our online catalogue. Option #2 would allow the client to come to us with a restaurant design and we would order the products for them from our sources. Our business models will include everything from forks and knives to tables, chairs, furniture, and bar equipment. We will be catering and advertising to Panamanian restaurants and bars, commercial contractors, interior designers and architects. We seek to establish ourselves as one of the top, online restaurant and bar furniture sales companies in Panama by providing quality furnishings and premier customer service.

The products we intend to promote will be selected by our sole officer and director, Haisam Hamie.

Website

            We intend to create and maintain a website that will have the following features: e-mail forwarding, e-mailing aliasing, auto responder, front page support, shopping cart, secure and macromedia flash.   If the minimum funds are raised from our offering, we will engage a web developer to design a simple non-interactive page with a tab to showcase our new products; their price and a short description of each item, a tab for archived items; those that were moved from the initial page to make room for newer items, there price and some details about the product, a tab for “checking out” to purchase your products and a tab to contact us. If we raise more than the minimum, we will add additional tabs and pages to enhance the site to include, one-click checkout, linking of product details and specifications and customer review tabs of the products. The foregoing will allow us to make retail sales of interior decor, promote our products in an attractive fashion, and communicate with our customers on-line.

            The website is intended to be a destination site for individuals interested in restaurant and bar furnishings and accessories.  The site will offer a large array of products and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably furnishings products.  We intend to continually source out and negotiate strategic relationships with individual suppliers and manufacturers in China and the United States to offer their products on our website.

            We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. Although, we will be using a 128-bit encoding encryption for our website transactions, there is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in May 2011. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the distribution of restaurant and bar furniture and accessories.

            The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

            We have not located a web developer at this time. Our president will interview and choose a local web developer in the Panama City area to work with once the offering has been completed.

Convenient Shopping Experience

            Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores.  We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

Customer Service

            We intend to provide a customer service department via email where consumers can resolve order and product questions which will be handled initially by our president, Haisam Hamie, until we are profitable enough to hire employees. Furthermore, we will insure consumer satisfaction by offering a money back guarantee. There is, however, no assurance that we will ever be profitable.

Online Retail Store

            We intend to design our Internet store to be a place for businesses to purchase our products online.

Shopping at our Online Store

            Our online store will be located at www.havanafurnishings.com.   We believe that the sale of restaurant and bar products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing.  Key features of our online store will include:

Browsing

            Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection.  By clicking on category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

            To purchase products, consumers will simply click on the "add to cart" button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store.  To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

            To pay for orders, a consumer must use a credit card, which is authorized during the checkout process.  Charges are assessed against the card when the order is placed.  Our online store will use security such as the 128-bit encoding encryption technology that works with the most common Internet browsers.

            We will offer our customers a full refund for any reason if the customer returns the purchased item within 7 days from the date of sale in the same condition it was sold to the customer. Up to 23 days after the 7 day full refund period we will exchange the product with another one of our products that is of equal or lesser value, after 30 days we will not exchange products or refund any money to our customer. The customer is responsible for paying for the return shipping fees. They will return them directly to us and we will return them to our supplier in accordance with their return policies. If the return falls outside of an acceptable timetable for a full refund on the returned purchase by our supplier, we will incur the expense and reflect such in our financial statements.

Source of Products

            We intend to purchase products from manufacturers and distributors located in China and the United States. The majority of all furniture will be imported from China. A 2400 square foot shipping container better known as a HQ container can hold approximately $20,000 to $50,000 worth of goods depending on the size of the goods. A container of this nature would cost approximately $2,500.00 to ship to Panama. Minimal storage expenses will be needed as products are only ordered when a client makes and pays for a purchase. The majority of our business is conducted online and is dependent on our ability to develop and maintain the website “www.havanafurnishings.com.” As an internet based business minimal staff is needed. All products will be prepaid and will not carry any debt. On occasion, we may, depending upon the particulars of a product make special purchases and pass the savings on to our customers. By negotiating a better price due to quantity or manufacturer close outs we can stay ahead of our competition.

The products will be shipped directly from the manufacturer to the customer, thereby eliminating the need for storage space or packaging facilities. The way we will determine our pricing structure will depend on what the supplier and manufacturer is selling the product for. Markups on prices will be dependent upon the prices we negotiate with our suppliers.

In order to meet, network and align ourselves with our wholesalers and distributors of products we will be looking to attend trade shows and exhibitions located across China. One of the trade shows we will be attending is called Furniture China. This trade show is the leading furniture trade exhibition in Asia and one of the Top 3 international furniture exhibitions of the world, Furniture China is held annually in Shanghai. Another trade show we will look to attending is the Restaurant & Bar Hong Kong. Located in Hong Kong this exhibition is the largest exhibition dedicated to the hospitality sector which will be presenting the latest products and services. Lastly we will be looking at attend the Canton Fair. Canton Fair is the largest biannual China trade fair held in Guangzhou. The Canton fair complex covers a total construction area of 1,100,000 M2 with the indoor exhibition area of 338,000 M2 and the outdoor exhibition area of 43,600 M2

Taxes and Customs

            We will be responsible for paying all taxes and customs charges that are associated with the import of the products we are selling to our customers. The costs will be built in to the fees we charge for the products and will be taken into consideration as we set the prices on our products. All the taxes paid will be disclosed in our financial statements.

Revenue

Revenues will be generated from the direct sale of products to customers.  We will order products on behalf of our customers directly from our suppliers.  At the time we receive an order from a customer, we will order the product from the supplier, thus able to avoid carrying any inventory that can be costly and which may become obsolete.  We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays.

Database

            We intend to develop a database to gather information regarding our customers and suppliers. This database will categorize all our customers, customers that bought from us, potential customers that have browsed our website, and potential customers from our planned source of e-mail and direct mail. We will also have a database of suppliers we deal with. This will record the suppliers we bought from, returned products to, exchanged products with, and a daily, monthly, and yearly dollar value of what was purchased from the supplier. Having this database in place will help keep our business organized and will help us identify and target clients.

 Competition

            The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future.  Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Our competitive position within the industry is negligible in light of the fact that we have not started our operations.  Older, well established distributors of the products we intend to offer with records of success will attract qualified clients away from us.  Since we have not started operations, we cannot compete with them on the basis of reputation.  We do expect to compete with them on the basis of price and product selection.  In order to achieve this, we will offer lower mark-ups on our products until we have built up our client base to increase our profit margin. We intend to be able to attract and retain customers by offering a breadth of tasteful product selection through our relationships with manufacturers and suppliers.

Marketing

The amount of funds we raise from our offering will determine how much we will be able to spend on our marketing and advertising campaign. If we raise the minimum, we intend to advertise locally through food and restaurant newspapers, flyers, and the telephone directory. If we raise the maximum we intend to expand our marketing strategies to furniture magazines, interior designer magazines, and advertisement flyer through direct mail. We will market our business via bus station billboards and highway billboards across Panama and eventually into Central America as our earnings rise and are stable enough to support such advertising. Direct mail advertising will be in the form of printed flyers that will be dropped off in high traffic areas and at restaurants and bars within the Panama City area. For our e-mail marketing addresses, we look to hire an e-mail marketing company to provide us with a list of architects, interior designers, developers, restaurants and bars.

Insurance

            We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us which could cause us to cease operations.

Vendor Relationships

            We hope to develop a strong relationship with our vendors through repeated use and mutually financially advantageous contracts.  As of the date of this prospectus, we have not developed any vendor relationships, but intend to do so immediately upon completion of our public offering.  There is no assurance however, that we will be successful in developing any vendor relationships.

Employees; Identification of Certain Significant Employees.

            We are a development stage company and currently have no employees, other than our sole officer and director.  We intend to hire additional employees on an as needed basis.

Offices

            Our principal executive office is located at 122B Edificio Ultramar Plaza. Apt. #4A 47th Street

Panama City, Panama. Our telephone number is (507) 269-1315 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.   Our office is located in the home of our president, Haisam Hamie.

            We intend to establish an outside office if we raise more than our minimum, to maintain the website and database.  This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. If we only reach our minimum, our sole officer has agreed to continue to run the operations from his home office space that he allows us to use on a rent-free basis. We use approximately 200 square feet which has been sufficient for our operations to date and is expected to be sufficient for our operations should we only raise the minimum proceeds from our offering.

Government Regulation

            We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is becoming increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

            We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

            In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.   Currently, we are qualified to do business in Nevada.  Other than Nevada, we do not believe we will have to qualify to do business in any other jurisdiction.

            In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $125 and pay a licensing fee of $200 per year.  Nevada has no corporate income taxes.

            Because we are a foreign corporation with our principal place of business in Panama, there are certain Panamanian rules and regulations that we must adhere to; none of which will have a material effect on our business, other than the fact that should any claims be filed and judgment awarded against the Company in a United States court of law, it may be impossible to collect on that judgment.  Additionally, as a foreign corporation, the Company must register the business with the Panamanian government and obtain a government permit and license.

             As a foreign corporation conducting business in Panama, we must file the following documents at the Public Registry Office:

  A notarized Spanish translation of the Articles of Incorporation;
  Board of Directors minutes authorizing the Panamanian registration;
  Copies of the most recent financial statements;
  A certificate from a Panamanian Consul confirming that the Company is organized according to the law of its place of incorporation; and
  Notification of the transfer of capital to the Panamanian operation.

MANAGEMENT

Officers and Directors

            Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

            The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Haisam Hamie Edificio Ultramar Plaza Apt. #4A 47th Street Panama City, Panama	46	President, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors.

            The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

            Since our inception on July 15, 2011, Haisam Hamie has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. From April 2005 to February 2009 Mr. Hamie was the manager of Habibi's restaurant which is a large restaurant located in the most popular bar and nightlife area of Panama City. He was responsible for the day to day operations of the business. In February, 2009,  Mr. Hamie was part owner of Fenicia which was a brand new restaurant in Panama City, Panama. Not only was Mr. Hamie part owner, but he was also responsible for the design and furnishings of the restaurant during its construction and establishment. Mr Hamie remained and managed the restaurant until April 2011, at which point he sold his share to his partner. From May 2011 until present day Mr. Hamie returned to Habibi's restaurant and continues to manage it.

During the past ten years, Mr. Hamie has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)

 Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage   transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or
(iii)		Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	Any Federal or State securities or commodities law or regulation; or

(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

            We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

            The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

            The following table sets forth the compensation paid by us for the last three fiscal years ending July 31, 2011 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Haisam Hamie	2011	0	0	0	0	0	0	0	0
President	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

            We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

            The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

            There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

            The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Haisam Hamie	2011	0	0	0	0	0	0

Long-Term Incentive Plan Awards

            We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

            Pursuant to the Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

            Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

            The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Haisam Hamie Edificio Ultramar Plaza. Apt. #4A 47th Street Panama City, Panama	4,000,000	100%	4,000,000	50.00%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Hamie is the only "promoter" of our company.

Future sales by existing stockholder

            A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto.  A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.  Accordingly, Mr. Hamie, our sole stockholder, may not resell his shares under Rule 144 of the Act for a period of one year from the date we are no longer a shell company and we have filed a Form 8-K with the SEC and disclosed the information required by Item 5.06 thereof.

            Shares purchased in this offering will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock.  There is no assurance a market will ever develop for our common stock.

            There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities that may be convertible into our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director, who own 4,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

            Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends if and when a dividend is declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

            We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

            Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, Haisam Hamie, our sole officer and directors, will own approximately 50.00% of our outstanding shares.

Cash dividends

            As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

            We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

            There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

            After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.

Where You Can Find Additional Information

            You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

            Our stock transfer agent for our securities will be Aspen Stock Transfer, 6623 Las Vegas Blvd. South #255, Las Vegas, NV  89119; the telephone number is 702-463-8832.

CERTAIN TRANSACTIONS

            On July 15, 2011, we issued a total of 4,000,000 shares of restricted common stock to Haisam Hamie, our sole officer and director in consideration of $15,000. We are currently using these funds to pay the expenses relating to this offering.

LITIGATION

            We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

            Our financial statements for the period from inception to July 31, 2011, included in this prospectus have been audited by MaloneBailey, LLP, 10350 Richmond Ave, Suite 800, Houston, Texas 77042, telephone 713-343-4200, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

            The Law Office of SD Mitchell & Associates, PLC.  1410 Washington Drive, Stafford, Virginia 22554, telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

(THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK) FINANCIAL STATEMENTS

    Our fiscal year end is July 31.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.
    Our audited financial statements from inception to July 15, 2011 (inception) through January 31, 2012 immediately follow:

HAVANA FURNISHINGS INC. (A Development Stage Company) BALANCE SHEETS (Unaudited)

	January 31, 2012	July 31, 2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,937	$8,000
Total current assets	1,937	8,000

Total assets	$1,937	$8,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$870	$1,000
Related party payable	5,010	-
Total current liabilities	$5,880	$1,000

STOCKHOLDERS’ EQUITY (LOSS)
Preferred stock, 100,000,000 shares authorized, $0.00001 par value; 0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized, $0.00001 par value; 4,000,000 shares issued and outstanding	40	40
Additional paid-in capital	14,960	14,960
Deficit accumulated during development stage	(18,943)	(8,000)
Total stockholders’ equity (loss)	(3,943)	7,000

Total liabilities and stockholders’ equity	$1,937	$8,000

The accompanying notes are an integral part of these unaudited financial statements.

HAVANA FURNISHINGS INC. (A Development Stage Company) STATEMENTS OF EXPENSES (Unaudited)

	Three Months Ended January 31, 2012	Six Months Ended January 31, 2012	Since July 15, 2011 (Inception) to January 31, 2012
EXPENSES
Consulting fees	$3,875	$6,875	$7,875
General and administrative	17	2,198	2,198
Legal and accounting fees	1,870	1,870	8,870

Total expenses	$5,762	$10,943	$18,943

Net Loss	$(5,762)	$(10,943)	$(18,943)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average number
of common shares outstanding	4,000,000	4,000,000

The accompanying notes are an integral part of these unaudited financial statements.

HAVANA FURNISHINGS INC. (A Development Stage Company) STATEMENTS OF CASH FLOW (Unaudited)
	Six Months Ended January 31, 2012	From July 15, 2011 (Inception) to January 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,943)	$(18,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable	(130)	870
Net cash used in operating activities	(11,073)	(18,073)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	15,000
Related party payable	5,010	5,010
Net cash provided by financing activities	5,010	20,010

Net change in cash and cash equivalents	(6,063)	1,937

Cash and cash equivalents, beginning of period	8,000	-

Cash and cash equivalents, end of period	$1,937	$1,937

SUPPLEMENTAL CASHFLOW DISCLOSURES

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

HAVANA FURNISHINGS INC.

(A Development Stage Company)

Notes to the Unaudited Financial Statements

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Havana Furnishings Inc. (“Havana Furnishings” or the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commissions, and should be read in conjunction with the audited financial statements and notes thereto contained in Havana Furnishings’ Registration Statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures required in Havana Furnishings’ fiscal 2011 financial statements have been omitted.

NOTE 2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Havana Furnishings will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Havana Furnishings be unable to continue as a going concern. As of January 31, 2012, Havana Furnishings has not generated revenues and has accumulated losses of $18,943 since inception. The continuation of Havana Furnishings as a going concern is dependent upon the continued financial support from its shareholders, the ability of Havana Furnishings to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Havana Furnishings’ ability to continue as a going concern.

NOTE 3. RELATED PARTY PAYABLE

As of January 31, 2012, the President has advanced funds of $5,010 to the Company. The amount is unsecured, non-interest bearing, and due on demand.

NOTE 4. SUBSEQUENT EVENT

On February 17, 2012, the Company’s president, Haisam Hamie, advanced the Company an additional $3,000 for working capital.  The amount is due on demand and has no terms of repayment, is unsecured, and bears no interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Havana Furnishings, Inc.

(a development stage company)

Carson City, Nevada

We have audited the accompanying balance sheet of Havana Furnishings, Inc. (a development stage company) (the “Company”) as of July 31, 2011 and the related statement of expenses, changes in stockholders’ equity and cash flows for the period from July 15, 2011 (inception) through July 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2011 and the results of its operations and its cash flows from July 15, 2011 (inception) through July 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues since inception and the Company’s sole officer and director is unwilling to loan or advance any additional capital to the Company, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

September 2, 2011

HAVANA FURNISHINGS INC. (A Development Stage Company) BALANCE SHEET July 31, 2011

July 31, 2011
ASSETS

CURRENT ASSETS
Escrow deposit	$8,000
TOTAL ASSETS	$8,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,000
TOTAL CURRENT LIABILITIES	1,000

STOCKHOLDERS’ EQUITY
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
none issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value;
4,000,000 shares issued and outstanding	40
Additional paid-in capital	14,960
Deficit accumulated during development stage	(8,000)
TOTAL STOCKHOLDERS' EQUITY	7,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,000

The accompanying notes are an integral part of these financial statements.

HAVANA FURNISHINGS INC. (A Development Stage Company) Statement of Expenses For the period from July 15, 2011 (inception) to July 31, 2011

EXPENSES

Accounting and legal fees	$7,000
Consulting fee	1,000

TOTAL EXPENSES	$8,000

NET LOSS	$(8,000)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	4,000,000

The accompanying notes are an integral part of these financial statements.

HAVANA FURNISHINGS INC.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from July 15, 2011 (inception) to July 31, 2011

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common Stock issued for cash on July 15,
2011(inception) at $0.00001 per share	4,000,000	$40	$14,960	$-	$15,000

Net loss	-	-	-	(8,000)	(8,000)

Balance, July 31, 2011	4,000,000	$40	$14,960	$(8,000)	$7,000

The accompanying notes are an integral part of these financial statements.

HAVANA FURNISHINGS INC.
(A Development Stage Company)
Statement of Cash Flows
For the period from July 15, 2011 (inception) to July 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable	1,000
Increase in escrow deposits	(8,000)
Net cash used in operating activities	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	15,000

NET CHANGE IN CASH	-
Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

HAVANA FURNISHINGS INC.
(A Development Stage Company)
Notes to the Financial Statements
Period From July 15, 2011 (Inception)
Through July 31, 2011

Note 1. Description of Business and Basis of Presentation

Nature of Business.

HAVANA FURNISHINGS INC. (“we”, “our”, “Havana Furnishings” or the “Company”) was incorporated in the state of Nevada on July 15, 2011 for the purpose of selling restaurant and bar furnishings and accessories from Asia to retail customers in Panama at wholesale prices. The Company has elected July 31 as its fiscal year-end.

Note 2. Summary of Significant Accounting Policies

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings (Loss) Per Share.

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the year ended July 31, 2011, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents.

Havana Furnishings considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of July 31, 2011, we had no cash or cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Income Taxes:

The Company accounts for income taxes under ASC 740, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits from July 15, 2011 (inception) to July 31, 2011.

Recently Issued Accounting Pronouncements.

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 3. - Going Concern

These financial statements have been prepared on a going concern basis, which implies Havana Furnishings will continue to meet its obligations and continue its operations for the next fiscal year. As of July 31, 2011, Havana Furnishings has not generated revenues since inception. Havana Furnishings has not commenced operations. These factors raise substantial doubt regarding Havana Furnishings’s ability to continue as a going concern. The continuation of Havana Furnishings as a going concern is dependent upon financial support from its stockholders, the ability of Havana Furnishings to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Havana Furnishings be unable to continue as a going concern.

Note 4. - Stockholders’ Equity

On July 15, 2011, Havana Furnishings issued 4,000,000 common shares to its president at $0.004 per share for $15,000 cash.

Note 5. Commitments and Contingencies

On July 15, 2011, the Company agreed to pay Executive Consulting Services Group $1,000 per month until July 1, 2012. Executive Consulting Services Group advises us on matters relating to administrative and operational matters.

Note 6 - Income Taxes

Havana Furnishings, Inc. uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the initial period ended July 31, 2011, Havana Furnishings incurred net losses and therefore has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $8,000 at July 31, 2011, and will expire in the year 2031.

At July 31, 2011, deferred tax assets consisted of the following:

Deferred tax assets	2,720
Less: valuation allowance	(2,720)
Net deferred tax asset	$0

Until August 22, 2012, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.